    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 3, 1997



                                                      REGISTRATION NO. 333-37141

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           --------------------------


                                AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                           --------------------------

                                IDT CORPORATION
             (Exact Name of Registrant as Specified in its Charter)

                         DELAWARE                                                    22-3415036
              (State or Other Jurisdiction of                          (I.R.S. Employer Identification Number)
              Incorporation or Organization)

                           --------------------------

                                294 STATE STREET
                          HACKENSACK, NEW JERSEY 07601
                                 (201) 928-1000
              (Address, Including Zip Code, and Telephone Number,
       Including Area Code, of Registrant's Principal Executive Offices)
                           --------------------------

                                HOWARD S. JONAS
                CHAIRMAN, CHIEF EXECUTIVE OFFICER AND TREASURER
                                IDT CORPORATION
                                294 STATE STREET
                          HACKENSACK, NEW JERSEY 07601
                                 (201) 928-1000
           (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)
                           --------------------------

                                   Copies to:

                               JOYCE MASON, ESQ.
                                GENERAL COUNSEL
                                IDT CORPORATION
                                294 STATE STREET
                          HACKENSACK, NEW JERSEY 07601
                                 (201) 928-1000
                           --------------------------

    Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                           --------------------------

                        CALCULATION OF REGISTRATION FEE


                                                           PROPOSED MAXIMUM     PROPOSED MAXIMUM
       TITLE OF EACH CLASS OF            AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
    SECURITIES TO BE REGISTERED           REGISTERED           PER SHARE             PRICE          REGISTRATION FEE
Common Stock, $.01 par value(1)       1,774,871 shares(1)        $16.75(2)     $ 29,729,089.25   (2) $    9,008.81
Common Stock $.01 par value(3)           75,000 shares         $15.5625      (4) $  1,167,187.50   (4) $      402.48
Total                                 1,849,871 shares               --        $ 30,896,276.75     $    9,411.29      (5)


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) Includes 1,363,367 shares of Common Stock issuable upon conversion of the registrant's Convertible Debentures (the "Debentures"). For purposes of estimating the number of shares of Common Stock to be issued upon conversion of the Debentures, the Company calculated 150% of the number of shares of Common Stock issuable (based on a conversion price of $8.25, which was the lowest closing bid price of the Common Stock reported on the Nasdaq National Market for the twelve consecutive trading days ending September 5, 1997). In addition to the shares set forth in the table, the amount to be registered under the Debentures includes an indeterminate number of shares issuable upon conversion of or in respect of the Debentures, as such number may be adjusted as a result of stock splits, stock dividends and anti-dilution provisions (including floating rate conversion prices) in accordance with Rule 416. The above amount also includes (i) 312,500 shares delivered to Mr. David Turock and (ii) 99,004 shares of Common Stock issuable upon conversion of two warrants issued to Prime Leasing, Inc., as such number may be adjusted for antidilution provisions.



(2) Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market within five days prior to the filing of the initial Registration Statement, in accordance with Rule 457(c) promulgated under the Securities Act of 1933.



(3) Includes 75,000 shares of Common Stock issuable upon conversion of certain warrants issued by the registrant, as such number may be adjusted for antidilution provisions.



(4) Estimated solely for the purpose of computing the amount of the registration fee, based on the average of the high and low prices for the Common Stock as reported on the Nasdaq National Market on October 28, 1997, in accordance with Rule 457(c) promulgated under the Securities Act of 1933.



(5) A registration fee of $9,008.81 was paid by the registrant on or about October 3, 1997.

                       ----------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED NOVEMBER 3, 1997

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SUPPLEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                1,849,871 SHARES


                                IDT CORPORATION

                                  COMMON STOCK
                               ------------------


    This Prospectus relates to the offer and sale from time to time by the Selling Stockholders (as defined below) of up to 1,849,871 shares (the "Shares") of Common Stock, par value $.01 per share (the "Common Stock"), of IDT Corporation (the "Company"). The Company is registering the Shares pursuant to
(i) a Securities Purchase Agreement, dated as of September 5, 1997, among the Company, RGC International Investors, LDC, Pangaea Fund Ltd., Special Situations Private Equity Fund, L.P. and Halifax Fund L.P. (the "Debenture Investors");
(ii) Warrants for the Purchase of Common Stock, dated September 5, 1997, between the Company, Tanner Unman & Co. ("Tanner Unman") and certain affiliates of Tanner Unman (collectively, the "Tanner Unman Warrantholders"); (iii) a Stock Purchase Agreement, dated September 8, 1997, between the Company and Mr. David Turock and (iv) two Warrants for the Purchase of Common Stock, dated July 2, 1997, between the Company and Prime Leasing, Inc. ("Prime Leasing," and together with the Debenture, the Tanner Unman Warrantholders and Mr. Turock, the "Selling Stockholders"). The registration of the Shares does not necessarily mean that any of the Shares will be offered and sold by the holder thereof. See "Use of Proceeds."



    The Common Stock is listed on the Nasdaq National Market under the symbol "IDTC." On October 31, 1997, the last reported sales price as reported by the Nasdaq National Market was $18.00 per share.


                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
     EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE
        SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                THIS PROSPECTUS. ANY REPRESENTATION TO THE
                      CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------


    The Selling Stockholders or their respective pledgees, donees, transferees or other successors in interest from time to time may offer and sell the Shares held by them directly or through agents or broker-dealers on terms to be determined at the time of sale. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." The Selling Stockholders reserve the right to accept or reject, in whole or in part, any proposed purchase of the Shares to be made directly or through agents.



    The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Shares may be deemed to be underwriting commissions or discounts under the Securities Act.


    The Company will not receive any of the proceeds from the sale of Shares by the Selling Stockholders, but has agreed to bear certain expenses of registration of the Shares under federal and state securities laws.


                THE DATE OF THIS PROSPECTUS IS NOVEMBER   , 1997

                             AVAILABLE INFORMATION

    The Company is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files annual and quarterly reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at its office at Room 1034, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such materials can be obtained from the public reference section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a website (http://www.sec.gov) containing reports, proxy statements and other information of registrants, including the Company, that file electronically with the Commission. In addition, the Company's Common Stock is quoted on the Nasdaq National Market and reports, proxy statements and other information concerning the Company can be inspected at the National Association of Securities Dealers, Inc., 9513 Key West Avenue, Rockville, Maryland 20850.

    This Prospectus constitutes a part of a Registration Statement on Form S-3 (herein, together with all amendments, schedules and exhibits, referred to as the "Registration Statement") filed by the Company with the Commission under the Securities Act. This Prospectus does not contain all of the information set forth in the Registration Statement and certain parts are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to such Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document referred to are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit or incorporated by reference into the Registration Statement of which this Prospectus forms a part, each such statement being qualified in all respects by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The following documents heretofore filed by the Company with the Commission (File No. 0-27898) pursuant to the Exchange Act are incorporated herein by reference:


(1) the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1997;



(2) the Company's Current Report on Form 8-K dated September 19, 1997; and



(3) the description of the Company's Common Stock contained in the Company's Certificate of Incorporation, filed as Exhibit 3.01 to the Company Registration Statement on Form S-1 filed February 21, 1996 (no. 333-00204).


    All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the Common Stock hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents. The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person a copy of any or all of the foregoing documents incorporated herein by reference (exclusive of exhibits, unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be submitted in writing to the Corporate Secretary at the corporate headquarters of the Company at 294 State Street, Hackensack, New Jersey 07601 or by telephone at (201) 928-1000.

    Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.


    As used in this Prospectus, unless the context otherwise requires, the terms the "Company" and "IDT" refer to IDT Corporation, a Delaware corporation, its predecessor, International Discount Telecommunications, Corp., a New York corporation, and their subsidiaries, collectively.

                                  THE COMPANY

    IDT is an international telecommunications company that offers a broad range of integrated and competitively priced long-distance telephone and Internet access services in the U.S. and abroad, and recently began offering Internet telephony services.


    The Company was incorporated in Delaware in December 1995. Its principal executive offices are located at 294 State Street, Hackensack, New Jersey, 07601, and its telephone number is (201) 928-1000.


                                USE OF PROCEEDS

    The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS


    Of the 1,849,871 shares of Common Stock that may be offered pursuant to this Prospectus, 312,500 shares may be offered by Mr. David Turock, who acquired his shares pursuant to a Stock Purchase Agreement, dated September 8, 1997, with the Company (the "Stock Purchase Agreement"), 99,004 shares (subject to anti-dilution adjustments) may be offered by Prime Leasing, Inc. upon exercise of Warrants, dated July 2, 1997, issued to Prime Leasing, Inc. by the Company ("the Warrants") and 75,000 shares (subject to anti-dilution adjustments) may be offered by the Tanner Unman Warrantholders upon exercise of warrants issued by the Company.



    In addition, on September 5, 1997, the Company entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with RGC International Investors, LDC, Pangaea Funds Ltd., Special Situations Private Equity Fund, L.P. and Halifax Fund L.P. (collectively the "Debenture Investors") pursuant to which it issued Convertible Debentures with an aggregate principal amount of $7,500,000 (the "Debentures"). The Debentures, including the principal amount and all unpaid accrued interest, are convertible into Common Stock at the option of each Debenture Investor at a conversion price (the "Conversion Price") equal to the lower of $15.16 per share or the lowest closing price on any one trading day during the twelve consecutive trading day period preceding the date that notice of conversion is given to the Company. Any principal amount or unpaid accrued interest outstanding on September 5, 2000 will be automatically converted into shares of Common Stock.


    The number of shares set forth in the table below with respect to each of the Debenture Investors represents an estimate of the number of shares of Common Stock that will be offered by each of them. The actual number of shares of Common Stock issuable upon conversion of the Debentures is indeterminate, is subject to adjustment, and could be materially less or more than such estimated number, depending on factors that cannot be predicted by the Company at this time, including, among other factors, the future market price of the Common Stock. The actual number of shares of Common Stock offered hereby, and included in the Registration Statement of which this Prospectus is a part, includes such additional number of shares of Common Stock as may be issued or issuable upon conversion of the Debentures by reason of the floating rate conversion price mechanism or the other adjustment mechanisms described therein, or by reason of any stock split, stock dividend or similar transaction involving the Common Stock, in order to prevent dilution, in accordance with Rule 416 under the Securities Act. Pursuant to the terms of the

Debentures, if the Debentures had actually been converted on September 5, 1997 the conversion price would have been $8.25 (the lowest closing bid price of the Common Stock for the twelve consecutive trading days immediately preceding such date) at which price the Debentures would have been converted into approximately 909,090 shares of Common Stock. Pursuant to the terms of the Debentures, the Debentures are convertible by any holder only to the extent that the number of shares of Common Stock thereby issuable, together with the number of shares of Common Stock owned by such holder and its affiliates (but not including shares of Common Stock underlying unconverted portions of the Debentures) would not exceed 4.9% of the then outstanding Common Stock as determined in accordance with Section 13(a) of the Exchange Act.



    Subject to the preceding paragraph, the following table sets forth certain information known to the Company with respect to the beneficial ownership of each Selling Stockholder as of September 5, 1997, as to (i) the number of shares of Common Stock beneficially held by the Selling Stockholder, (ii) the maximum number of Shares that may be offered pursuant to the Prospectus, (iii) the number of shares of Common Stock and percentage of outstanding shares of Common Stock that will be held by each Selling Stockholder after the sale of the Shares, assuming all shares are sold by the Selling Stockholder. The registration of the Shares does not necessarily mean that any of the Shares will be offered and sold by the holder thereof.



                                                                                                   SHARES
                                                           SHARES           NUMBER OF        BENEFICIALLY OWNED
                                                     BENEFICIALLY OWNED      SHARES          AFTER THE OFFERING
                                                        PRIOR TO THE         OFFERED     --------------------------
                                                          OFFERING           HEREBY        NUMBER      PERCENTAGE
                                                     -------------------  -------------  -----------  -------------
Selling Stockholder
RGC International Investors, LDC...................         727,129           727,129             0             0
Pangaea Funds Ltd..................................         181,782           181,782             0             0
Special Situations Private Equity Fund, L.P........         272,674           272,674             0             0
Halifax Fund L.P...................................         181,782           181,782             0             0
Tanner Unman & Co..................................          35,766            35,766             0             0
Mr. Lucas Tanner...................................          15,000            15,000             0             0
Unman Investments, Inc.............................          12,376            12,376             0             0
Coffin & Sons, Inc.................................          11,858            11,858             0             0
Mr. David Turock...................................         312,500           312,500             0             0
Prime Leasing, Inc.................................          99,004            99,004             0             0


                              PLAN OF DISTRIBUTION


    The Shares offered for sale hereby may be sold from time to time by the Selling Stockholders or their respective pledgees, donees, transferees or other successors in interest in one or more transactions (which may involve block transactions) on the Nasdaq National Market, or such other market on which the Common Stock may from time to time be trading in the over-the-counter market in negotiated transactions, through the writing of options on the shares, short sales or in a combination of such methods of sale, at fixed prices, at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The Selling Stockholders may effect such transactions directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions). In addition, any Shares covered by this Prospectus that qualify for sale pursuant to Rule 144 of the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus.


    To comply with the securities laws of certain states, if applicable, the Shares will be sold therein only through brokers or dealers. In addition, in certain states, the Shares may not be sold unless they have been registered or qualified for sale in such states or an exemption from registration or qualification is available and is complied with. The Company is obligated pursuant to the Securities Purchase Agreement, the Stock Purchase Agreement and the Warrants described herein to register or qualify the Shares under the securities or blue sky laws of such jurisdictions, as applicable.

    Any broker-dealers who participate in a sale of the Shares may be deemed to be "underwriters" within the meaning of Sections 11 and 12 of the Securities Act and Rule 10b-5 of the Exchange Act, and any commissions received by them, and proceeds of any such sales as principals, may be deemed to be underwriting discounts and commissions under the Securities Act. To the extent any of the Selling Stockholders may be deemed to be acting as an underwriter, such Selling Stockholder may be subject to certain statutory liabilities of the Securities Act.


    In addition, the Selling Stockholders and any other person participating in the sale or distribution of the Common Stock will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation Rules 10b-5, 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of any of the Common Stock by the Selling Stockholders and any other such person. Furthermore, under Rule 10b-6 under the Exchange Act, any person engaged in a distribution of Common Stock may not simultaneously engage in market-making activities with respect thereto for a specified period prior to the commencement of such distribution. All of the foregoing may affect the marketability of the Common Stock and the ability of any person or entity to engage in market-making activities with respect to the Common Stock.


                                 LEGAL MATTERS

    Certain legal matters with respect to this offering will be passed upon for the Company by Joyce Mason, Esq., General Counsel.

                                    EXPERTS


    The consolidated financial statements of IDT Corporation at July 31, 1997 and 1996, and for each of the three years in the period ended July 31, 1997 incorporated by reference in this Prospectus and the related Registration Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated herein by reference, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    NO DEALER, SALES REPRESENTATIVE, OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK TO WHICH IT RELATES OR AN OFFER TO, OR A SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                            ------------------------

                               TABLE OF CONTENTS


                                                                            PAGE
                                                                            ----
The Company...............................................................    3
Use of Proceeds...........................................................    3
Selling Stockholders......................................................    3
Plan of Distribution......................................................    4
Legal Matters.............................................................    5
Experts...................................................................    5



                                1,849,871 SHARES


                                IDT CORPORATION

                                  COMMON STOCK

                             ---------------------

                                   PROSPECTUS

                             ---------------------


                                          , 1997


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by the Company in connection with the sale of Common Stock being registered. All amounts are estimates except the SEC registration fee and Nasdaq listing fee.


SEC registration fee................................................................................  $ 9,411.29
Nasdaq listing fee..................................................................................   17,500.00
Printing expenses...................................................................................    3,000.00
Legal fees and expenses.............................................................................   20,000.00
Blue Sky fees and expenses..........................................................................      500.00
Accounting Fees and Expenses........................................................................    5,000.00
Transfer agent fees.................................................................................    3,500.00
                                                                                                      ----------
    Total...........................................................................................  $58,911.29
                                                                                                      ----------
                                                                                                      ----------



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


    Reference is made to Section 145 of the General Corporation Law of the State of Delaware (the "DGCL"), which provides for indemnification of directors, officers and other employees in certain circumstances, and to Section 102(b)(7) of the DGCL, which provides for the elimination or limitation of the personal liability for monetary damages of directors under certain circumstances. Article Sixth of the Certificate of Incorporation of the Company eliminates the personal liability for monetary damages of directors under certain circumstances and provides indemnification to directors and officers of the Company to the fullest extent permitted by the DGCL. Among other things, these provisions provide indemnification for officers and directors against liabilities for judgments in and settlements of lawsuits and other proceedings and for the advance and payment of fees and expenses reasonably incurred by the director or officer in defense of any such lawsuit or proceeding.

ITEM 16. EXHIBITS

    (a) Exhibits


   NO.     DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
    2.1(1) Stock Purchase Agreement between the Registrant and Mr. David Turock.
    4.1(2) Form of Debenture between the Registrant, RGC International Investors, LDC, Pangaea Fund Ltd., Special
           Situations Private Equity Fund, L.P. and Halifax Fund L.P.
    4.2(1) Warrants for the Purchase of Common Stock between the Registrant and Prime Leasing, Inc.
    4.3 *  Form of Warrant Held by Tanner Unman Warrantholders.
    5.1 *  Legal Opinion of Joyce Mason, General Counsel of the Registrant.
   10.1(1) Securities Purchase Agreement among the Registrant, RGC International Investors, LDC, Pangaea Fund Ltd.,
           Special Situations Private Equity Fund, L.P. and Halifax Fund L.P.
   10.2(1) Registration Rights Agreement among the Registrant, RGC International Investors, LDC, Pangaea Fund Ltd.,
           Special Situations Private Equity Fund, L.P. and Halifax Fund L.P.

   NO.     DESCRIPTION
---------  --------------------------------------------------------------------------------------------------------
    23.1*  Consent of Ernst & Young LLP
   23.2 *  Consent of Joyce Mason (included in Exhibit 5.1)
   24.1--  Power of Attorney (included on page S-1)


------------------------


        *  filed herewith



     -- previously filed



    (1) incorporated by reference to Form 10-K for the fiscal year ended July 31, 1997 filed October 29, 1997 File No. 000-27898



    (2) incorporated by reference to Form 8-K during the fiscal year ended July 31, 1997 File No. 000-27898


ITEM 17. UNDERTAKINGS

    The undersigned registrant hereby undertakes to include any material with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    The undersigned registrant hereby undertakes that:

    (1) For the purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hackensack, State of New Jersey, on November 3, 1997.


                                IDT CORPORATION

                                BY:             /S/ HOWARD S. JONAS
                                     ------------------------------------------
                                                  Howard S. Jonas
                                             CHAIRMAN, CHIEF EXECUTIVE
                                               OFFICER AND TREASURER


    Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities on October 30, 1997.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------
                                Chairman, Chief Executive
     /s/ HOWARD S. JONAS          Officer and Treasurer
------------------------------    (Principal Executive        November 3, 1997
       Howard S. Jonas            Officer)
              *                 President and Director
------------------------------    (Principal Executive        November 3, 1997
       James A. Courter           Officer)
              *                 Chief Operating Officer
------------------------------    (Principal Financial        November 3, 1997
       Howard S. Balter           Officer)
              *                 Chief Financial Officer
------------------------------    (Principal Accounting       November 3, 1997
       Stephen R. Brown           Officer)
              *                 Secretary and Director
------------------------------                                November 3, 1997
         Joyce Mason
              *                 Vice President and Director
------------------------------                                November 3, 1997
       Mark E. Knoller
                                Executive Vice President of
------------------------------    Operations and Director
         Hal Brecher
              *                 Director
------------------------------                                November 3, 1997
       Meyer A. Berman
              *                 Director
------------------------------                                November 3, 1997
       J. Warren Blaker
              *                 Director
------------------------------                                November 3, 1997
      Bert W. Wasserman
              *                 Director
------------------------------                                November 3, 1997
     Elmo R. Zumwalt, Jr.
              *                 Director
------------------------------                                November 3, 1997
         James Mellor




*By:     /s/ HOWARD S. JONAS
      -------------------------
           Howard S. Jonas
          ATTORNEY-IN-FACT